As filed with the Securities and Exchange Commission on June 23, 2023
Registration Statement No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NV5 Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		45-3458017
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida	33021
(Address of principal executive offices)		(Zip Code)

NV5 Global, Inc. 2023 Equity Incentive Plan
(Full Title of the Plan)

Richard Tong, Esq.
Executive Vice President and General Counsel
NV5 Global, Inc.
200 South Park Road, Suite 350
Hollywood, Florida 33021
(954) 495-2112
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum, Esq.
Norwood Beveridge, Esq.
Lili Taheri, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Phone: (212) 407-4000
Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated Filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by NV5 Global, Inc., a Delaware corporation (“us”, “we” or the “Registrant”) relating to (i) the registration of an aggregate of 2,295,604 shares of common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to future awards under the NV5 Global, Inc. 2023 Equity Incentive Plan (the “Plan”); and (ii) the reoffer and resale of 30,100 shares of Common Stock underlying restricted stock awards granted under the Plan prior to the filing of this Registration Statement.
This registration statement also contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain shareholders that are current and former employees, directors, consultants, and advisors of the Registrant (the “Selling Shareholders”) for their own accounts and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

REOFFER PROSPECTUS
NV5 Global, Inc.
30,100 Shares of Common Stock

This prospectus relates 30,100 shares of common stock, par value $0.01 (the “Shares”), of NV5 Global, Inc., a Delaware corporation, which may be offered from time to time by certain shareholders that are our current or former employees, directors, consultants, and advisors of the Registrant (the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders made hereunder. The Shares were acquired or will be acquired by the Selling Shareholders pursuant to our 2023 Equity Incentive Plan (the “Plan”).

The Selling Shareholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Shareholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement (the “Registration Statement”). The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

Our common stock is listed for trading on the Nasdaq Global Select market under the symbol “NVEE.” On June 21, 2023, the closing price of our common stock was $111.09 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2023

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus are the property of NV5 Global, Inc.

THE COMPANY

NV5 Global is a provider of technology, conformity assessment, and consulting solutions to public and private sector clients in the infrastructure, utility services, construction, real estate, environmental, and geospatial markets, operating nationwide and abroad. The Company's clients include the U.S. Federal, state and local governments, and the private sector. NV5 Global provides a wide range of services, including, but not limited to:

●	Utility services	●	MEP & technology design
●	LNG services	●	Commissioning
●	Engineering	●	Building program management
●	Civil program management	●	Environmental health & safety
●	Surveying	●	Real estate transaction services
●	Testing, inspection & consulting (TIC)	●	Energy efficiency & clean energy services
●	Code compliance consulting	●	3D geospatial data modeling
●	Forensic services	●	Environmental & natural resources
●	Litigation support	●	Robotic survey solutions
●	Ecological studies	●	Geospatial data applications & software

Our operations are organized into the following three operating and reportable segments:

Infrastructure ("INF"), includes our engineering, civil program management, utility services, and construction quality assurance, testing and inspection practices.

Building, Technology & Sciences ("BTS"), includes our environmental health sciences, clean energy consulting, buildings and program management, and Mechanical, Electrical, and Plumbing (“MEP”) & technology design practices.

Geospatial Solutions ("GEO"), includes our geospatial solution practices.

NV5 Global originally operated as "Nolte Associates, Inc." in California prior to its acquisition in 2010. The Company completed its initial public offering in March 2013 and has since expanded its scope and service offerings organically and through acquisitions. We are headquartered in Hollywood, Florida, and operate our business from over 100 locations in the U.S. and abroad. All of the Company's offices utilize its shared services platform, which consists of human resources, marketing, finance, information technology, legal, corporate development, and other resources. The platform is scalable and optimizes the performance and efficiency of our business as we grow. Our centralized shared services platform allows us to better manage our business through the application of universal financial and operational controls and procedures and increased efficiencies, and drives lower-cost solutions.

Our primary clients include the U.S. Federal, state, municipal, and local government agencies, and military and defense clients. We also serve quasi-public and private sector clients from the education, healthcare, utility services, and public utilities, including schools, universities, hospitals, health care providers, and insurance providers.

We maintain a full-time merger and acquisitions (“M&A”) initiative with executive personnel specifically dedicated to the identification of acquisition targets, exploration of acquisition opportunities, negotiation of terms, and oversight of the acquisition and post-acquisition integration process. Our M&A team has established extensive relationships throughout the industry and continues to maintain an established pipeline of potential acquisition opportunities.

We primarily seek acquisitions that allow us to expand or enhance our capabilities in our existing service offerings, to supplement our existing service offerings with new, closely related service offerings, or expand our service area geographically. We pursue opportunities that provide the platform to function as a profitable stand-alone operation and are profitable with strong potential for organic growth. Acquisition targets must have an experienced management team that is compatible with our culture and thoroughly committed to our strategic direction. We believe we add value to the operations of our acquisitions by providing superior corporate marketing and sales support, cash management, financial controls, information technology, risk management, and human resources support through a performance optimization process. Our performance optimization process, which was developed by our executives through their extensive experience acquiring and integrating companies, entails a review of both back office and operational functions to, among other things, identify how to improve:

•Inefficiencies related to the delivery of our services to customers,

•Performance of a new acquisition through the integration of personnel into our organization,

•Risk management of a new acquisition,

•Integration of technology and shared services platforms, and

•Cross-selling opportunities to create synergies within our service offerings.

For more information on our recent acquisitions, please refer to the “Recent Acquisitions” section included under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 6, Business Acquisitions, in the Notes to the Consolidated Financial Statements in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus and the applicable prospectus supplement.

Principal Executive Offices and Website

Our principal executive office is located at 200 South Park Road, Suite 350, Hollywood, Florida 33021 and the phone number for that office is (954) 495-2112.

We maintain a website at www.nv5.com, on which we post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports under the heading “Investors” as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading “Investors.” We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You may read any materials we file with the SEC by accessing the SEC website that contains our reports and other information at www.sec.gov.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “predict,” “project,” “may,” “might,” “should,” “would,” “will,” “likely,” “will likely result,” “continue,” “could,” “future,” “plan,” “possible,” “potential,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, or which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties are described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:
•our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals,

•changes in demand from the local and state government and private clients that we serve,
•any material outbreak or material escalation of international hostilities, including developments in the conflict involving Russia and the Ukraine, and the economic consequences of related events such as the imposition of economic sanctions and resulting market volatility,
•changes in general domestic and international economic conditions such as inflation rates, interest rates, tax rates, higher labor and healthcare costs, recessions, and changing government policies, laws, and regulations, including those relating to energy efficiency,
•the U.S. government and other governmental and quasi-governmental budgetary and funding approval process,
•the ongoing effects of the global COVID-19 pandemic,
•our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business,
•the possibility that our contracts may be terminated by our clients,
•our ability to win new contracts and renew existing contracts,
•competitive pressures and trends in our industry and our ability to successfully compete with our competitors,
•our dependence on a limited number of clients,
•our ability to complete projects timely, in accordance with our customers’ expectations, or profitability,
•our ability to successfully manage our growth strategy,
•our ability to raise capital in the future,
•the credit and collection risks associated with our clients,
•our ability to comply with procurement laws and regulations,
•weather conditions and seasonal revenue fluctuations that may adversely impact our financial results,
•the enactment of legislation that could limit the ability of local, state, and federal agencies to contract for our privatized services,
•our ability to complete our backlog of uncompleted projects as currently projected,
•the risk of employee misconduct or our failure to comply with laws and regulations,
•our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties,
•our need to comply with a number of restrictive covenants and similar provisions in our senior credit facility that generally limit our ability to (among other things) incur additional indebtedness, create liens, make acquisitions, pay dividends, and undergo certain changes in control, which could affect our ability to finance future operations, acquisitions or capital needs, and
•significant influence by our principal stockholder and the existence of certain anti-takeover measures in our governing documents.

You should not place undue reliance on these forward-looking statements, which speak only as of the date thereof. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus are the property of NV5 Global, Inc.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of June 21, 2023, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Shareholders, consisting of the individuals shown as having shares listed in the column entitled “Common Stock Being Offered.”

The 30,100 Shares offered by the Selling Shareholders hereunder represent Shares acquired by certain of our officers and directors pursuant to restricted stock awards pursuant to the Plan. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our common stock. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of June 21, 2023.

We have based percentage ownership of our common stock before this offering on 15,738,293 shares of common stock outstanding as of June 21, 2023. In computing the number of shares of common stock beneficially owned by persons listed below and the percentage ownership of such persons, shares underlying the restricted stock awards held by each such person are deemed outstanding.

The address of each holder listed below, except as otherwise indicated, is c/o NV5 Global, Inc., 200 South Park Road, Suite 350 Hollywood, Florida 33021.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock Being Offered (1)	Common Stock Beneficially Owned After the Offering (2)
Selling Shareholder	Shares	Percentage	Shares	Shares	Percentage
Named Executive Officers and Directors:
Dickerson Wright (3)	1,729,257	11.0%	16,500	1,712,757	10.9%
Alexander A. Hockman (4)	72,474	*	3,800	68,674	*
Edward H. Codispoti (5)	14,419	*	4,000	10,419	*
Donald C. Alford (6)	40,052	*	3,000	37,052	*
Richard Tong (7)	19,805	*	2,800	17,005	*
_____________________
*    Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)Reflects our common stock offered under this prospectus.

(2)Assumes all of the Shares or to be held by each Selling Shareholder and being offered under this prospectus are sold, and that no Selling Shareholder will acquire shares of Common Stock before the completion of this offering.

(3)Includes: (i) 476,229 shares of Common Stock held by the Wright Family Trust dated December 12, 1990; (ii) 309,132 shares of Common Stock held by the Lauren Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iii) 309,132 shares of Common Stock held by the Stephanie Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iv) 309,132 shares of Common Stock held by the Lauren Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010; and (v) 309,132 shares of Common Stock held by the Stephanie Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010. Includes 68,472 shares of restricted stock which are forfeitable until vested.

(4)Includes 15,637 shares of restricted stock which are forfeitable until vested.

(5)Includes 13,419 shares of restricted stock which are forfeitable until vested.

(6)Includes: (i) 13,786 shares of restricted stock which are forfeitable until vested, (ii) 20,266 shares of our common stock held by the Alford Family Trust, and (iii) 6,000 shares of our common stock held by Mr. Alford’s spouse’s IRA, of which Mr. Alford disclaims beneficial ownership.

(7)Includes 12,186 shares of restricted stock which are forfeitable until vested.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Shareholders; or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent's commissions from the Selling Shareholders or the purchaser of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.

These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will make their own decisions with respect to the timing, manner, and size of each resale or other transfer. Certain of the sales by the Selling Shareholders who are our employees and directors may be made in order to satisfy tax obligations in connection with the settlement of vesting RSUs under the Plan. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon by Loeb & Loeb LLP, New York, NY.

EXPERTS

The financial statements of NV5 Global, Inc. incorporated by reference in this prospectus, and the effectiveness of NV5 Global, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:
1.Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, and the portions of our proxy statement on Schedule 14A for our 2023 Annual Meeting of Stockholders filed with the SEC on May 1, 2023 that are incorporated by reference therein;
2.Our Quarterly Report on Form 10-Q for the quarters ended April 1, 2023, filed with the SEC on May 5, 2023;
3.Our Current Report on Form 8-K as filed with the SEC on June 14, 2023; and
4.The description of our Common Stock included under the caption “Description of Capital Stock” in the Prospectus forming a part of Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2013 (File No. 333-186229), including exhibits, and as amended, which description has been incorporated by reference into Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on March 22, 2013 (File No. 001-35849), and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment to the related registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read any such reports, proxy statements and other information by accessing the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

NV5 Global, Inc.
200 South Park Road, Suite 350
Hollywood, FL 33021
(954) 495-2112
Attention: Secretary

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the SEC, are incorporated by reference into this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):
1.Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, and the portions of our proxy statement on Schedule 14A for our 2023 Annual Meeting of Stockholders filed with the SEC on May 1, 2023 that are incorporated by reference therein;
2.Our Quarterly Report on Form 10-Q for the quarters ended April 1, 2023, filed with the SEC on May 5, 2023;
3.Our Current Report on Form 8-K as filed with the SEC on June 14, 2023; and
4.The description of our Common Stock included under the caption “Description of Capital Stock” in the Prospectus forming a part of Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 26, 2013 (File No. 333-186229), including exhibits, and as amended, which description has been incorporated by reference into Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on March 22, 2013 (File No. 001-35849), and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the time of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer or, while serving as one of our directors or officers, is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability and loss reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated or suffered by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

We also maintain directors and officers insurance policies which cover certain liabilities arising out of claims based on acts or omissions of our directors or officers in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of our certificate of incorporation or bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation and bylaws.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 28, 2013).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2015).

3.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2015).
5.1*	Opinion of Loeb & Loeb LLP
10.1	NV5 Global, Inc. 2023 Equity Incentive Plan (Incorporated by reference to Appendix B to the Company's definitive proxy statement on Schedule 14A filed with the SEC on May 1, 2023).
23.1*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature pages)
107*	Filing Fee Table
*    Filed herewith.
Item 9. Undertakings.
a.The undersigned Registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:
i.to include any prospectus required by section 10(a)(3) of the Securities Act;
ii.to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
iii.to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on this 23rd day of June, 2023.

NV5 GLOBAL, INC.

/s/ Dickerson Wright
Name:	Dickerson Wright
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NV5Global, Inc. hereby severally constitute and appoint Dickerson Wright and Richard Tong, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dickerson Wright	Chairman and Chief Executive Officer	June 23, 2023
Dickerson Wright	(Principal Executive Officer)

/s/ Edward Codispoti	Chief Financial Officer	June 23, 2023
Edward Codispoti	(Principal Financial and Accounting Officer)

/s/ Alexander A. Hockman	Chief Operating Officer, President and Director	June 23, 2023
Alexander A. Hockman

/s/ MaryJo E. O’Brien	Executive Vice President, Chief Administrative Officer, Secretary and Director	June 23, 2023
MaryJo E. O’Brien

/s/ William D. Pruitt	Director	June 23, 2023
William D. Pruitt

/s/ Francois Tardan	Director	June 23, 2023
Francois Tardan

/s/ Laurie Conner	Director	June 23, 2023
Laurie Conner

/s/ Denise Dickins	Director	June 23, 2023
Denise Dickins

/s/ Brian C. Freckmann	Director	June 23, 2023
Brian C. Freckmann